As filed with the Securities and Exchange Commission on September 5, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	76-0233274
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
2408 Timberloch Place, Suite B-7
The Woodlands, TX 77380
(281) 719-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph S. Podolski
President and Chief Executive Officer
Repros Therapeutics Inc.
2408 Timberloch Place, Suite B-7
The Woodlands, TX 77380
(281) 719-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Paul D. Aubert, Esq.
Winstead Sechrest & Minick P.C.
600 Town Center One
1450 Lake Robbins Drive
The Woodlands, TX 77380
(281) 681-5900

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of Registration
Title of Each Class of Securities to be Registered	Registered	Share (1)	Price(1)	Fee(1)
Common Stock, par value $.001 per share.	5,000,000	$$8.115	$40,575,000	$4,342

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based on the average high and low prices per share of common stock on August 29, 2006 as reported on the Nasdaq Global Market.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Subject to completion. Dated September 5, 2006.
PROSPECTUS
Up to 5,000,000 Shares of
Common Stock

     From time to time, we may sell up to an aggregate of 5,000,000 shares of common stock in one or more offerings. This means:
•	we will provide this prospectus and a prospectus supplement each time we sell the common stock;

•	the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this prospectus; and

•	you should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in our common stock.
     Our common stock is quoted on the Nasdaq Global Market under the trading symbol “RPRX.” On August 31, 2006, the last reported sale price of our common stock on the Nasdaq Global Market was $8.24 per share.
     THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
     The common stock may be sold directly by us to purchasers, to or through underwriters or dealers designated from time to time, or through agents designated from time to time. For additional information on the methods of sale, you should refer to “Plan of Distribution” in this prospectus and to the accompanying prospectus supplement. If any underwriters are involved in a sale of the common stock, their names and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, UPDATES IN PART II, ITEM 1A OF OUR FORM 10-Q FILINGS, AND IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS.

The date of this prospectus is                     , 2006

     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or common stock sold on a later date.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell common stock in one or more offerings, up to an aggregate number of 5,000,000 shares. This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.
     Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”
     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Repros,” “we,” “us,” “our” or similar references mean Repros Therapeutics Inc.

ABOUT REPROS THERAPEUTICS INC.
     We are a biopharmaceutical company focused on the development of new drugs to treat hormonal and reproductive system disorders.
     Our lead product candidate, ProellexTM, is an orally available small molecule compound that we are developing for the treatment of uterine fibroids and endometriosis. We are developing Proellex under an exclusive, worldwide license from the National Institutes of Health, or NIH. Proellex is being developed to alleviate adverse symptoms associated with both uterine fibroids and endometriosis by selectively blocking the progesterone receptor in women. We believe it may have advantages over the current standards of care for the treatment of uterine fibroids and endometriosis, which include surgery and treatment with gonadotropin releasing hormone agonists, or GnRH agonists, such as Lupron®. Unlike Proellex, GnRH agonists create a low estrogen, menopausal-like state in women, and estrogen is necessary for the maintenance of bone mineral density. Therefore, GnRH agonists tend to promote bone loss and cannot be used for more than six months at a time. When women cease treatment with GnRH agonists, fibroids rapidly regenerate and symptoms associated with endometriosis quickly reappear. We believe Proellex may have advantages over treatment with GnRH agonists based on research that has been done to date, which includes data collected from our three-month European human Phase 1b clinical study and our 9-month primate study, Proellex does not appear to induce a low estrogen state and therefore should not promote bone loss, which could make Proellex a better treatment option for patients prior to surgery. In addition, we believe Proellex may provide an attractive alternative to surgery because of its potential to treat these conditions in a chronic fashion resolving the symptoms that most commonly lead to surgical treatment.
     Our second product candidate is AndroxalTM, an orally available small molecule compound being developed for the treatment of testosterone deficiency in men. Androxal, our proprietary compound, is designed to restore normal testosterone production in males with functional testes and diminished pituitary function, a common condition in the aging male. We believe Androxal may have advantages over current therapies because it is being designed as an oral therapy that acts centrally to restore normal testosterone function in the body, rather than simply replacing diminished testosterone. The administration of replacement testosterone has been linked to numerous potential adverse effects, including shrinkage of the testes. We believe that Androxal will not cause these adverse effects to the extent that such other replacement therapies do.
     We also continue to maintain our patent portfolio on our phentolamine-based products for the treatment of sexual dysfunction. These products were placed on clinical hold in the United States in 1999 after a New Drug Application was filed with the U.S. Food and Drug Administration (“FDA”) due to brown fat proliferations being discovered in a two-year rat carcinogenicity study. The United States is the only country where phentolamine-based products to treat sexual dysfunction are on partial clinical hold. We continue to explore opportunities to create value from these assets through product out-licensing or partnering.
     We were incorporated in the State of Delaware in August 1987. On May 2, 2006, we effected a name change to our current name from our former name, Zonagen, Inc. Our principal executive offices are located at 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380 and our telephone number is (281) 719-3400. Our website address is www.reprosrx.com. The information contained in our website is not a part of this prospectus or any prospectus supplement.
     Service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

RISK FACTORS
     Investment in our securities involves a high degree of risk. You should consider carefully the risk factors in any prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, updates in Part II, Item 1A of our Form 10-Q filings, and in our future filings with the Securities and Exchange Commission, as well as other information in this prospectus and any prospectus supplement and the documents incorporated by reference herein or therein, before purchasing any of our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
FORWARD-LOOKING INFORMATION
     Some of the statements contained (i) in this prospectus and any accompanying prospectus supplement or (ii) incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include, but are not limited to:
•	our anticipated future capital requirements and the terms of any capital financing agreements;

•	timing and amount of future contractual payments, product revenue and operating expenses;

•	progress and results of clinical trials;

•	anticipated regulatory filings, requirements and future clinical trials;

•	protection of our intellectual property; and

•	market acceptance of our products and the estimated potential size of these markets.
     While these forward-looking statements made by us are based on our current intent, beliefs and judgments, they are subject to risks and uncertainties that could cause actual results to vary from the projections in the forward-looking statements. You should consider the risks below carefully in addition to other information contained in this report before engaging in any transaction involving shares of our common stock. If any of these risks occur, they could seriously harm our business, financial condition or results of operations. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.
     The discussion and analysis set forth in this document contains discussions of regulatory status and other forward-looking statements. Actual results could differ materially from those projected in the forward-looking statement as a result of the following factors, among others:
•	future capital requirements and additional fundings through equity or debt financings;

•	uncertainty of governmental regulatory requirements and lengthy approval process;

•	inability to fulfill our obligations under our license with NIH for Proellex may result in forfeiture of our rights to Proellex;

•	results of the current Phase III trial for Androxal and the ongoing Phase II trials for Proellex;

•	history of operating losses and uncertainty of future financial results;

•	dependence on third parties for clinical development and manufacturing;

•	dependence on a limited number of key employees;

•	competition and risk of competitive new products;

•	ability to obtain and defend patents, protect trade secrets and avoid infringing patents held by third parties;

•	limitations on third-party reimbursement for medical and pharmaceutical products;

•	acceptance of our products by the medical community;

•	potential for product liability issues and related litigation;

•	potential for claims arising from the use of hazardous materials in our business;

•	continued listing on the Nasdaq Global Market;

•	volatility in the value of our common stock; and

•	other factors set forth under “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 13, 2006, updates in Part II, Item 1A of our Form 10-Q filings, and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, and any risk factors set forth in the accompanying prospectus supplement.
     In addition, in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus, the words “believe,” “should,” “predict,” “future,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” “continue,” or “opportunity,” or other words and terms of similar meaning, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.
USE OF PROCEEDS
     Unless the applicable prospectus supplement states otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes, which may include:
•	funding clinical trials and regulatory submissions for our two lead product candidates, Proellex and Androxal, currently in human clinical trials;

•	funding the development and regulatory approval of our phentolamine-based products;

•	financing potential acquisitions of complementary businesses, assets, technologies and products that we may consider from time to time; and

•	general working capital.
     Although we currently have no plans to acquire any complementary businesses, our management has broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for that purpose in the future. Pending these uses, we may temporarily use the net proceeds to make short-term investments.
PLAN OF DISTRIBUTION
     We may sell the common stock through underwriters or dealers, through agents, or directly to one or more purchasers. One or more prospectus supplements will describe the terms of the offering of the common stock, including:
•	the name or names of any agents or underwriters;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares of common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.
     Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.
     If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the common stock offered by the prospectus supplement if they are to purchase any of such offered shares. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter, the nature of any such relationship.
     We may sell the common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the common stock and we will describe any commissions we will pay the agent in the prospectus supplement.
     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
     We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying shares of common stock so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve exercise by underwriters of an over-allotment option or purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of common stock originally sold by the dealer are purchased in a short covering transaction. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
     Our common stock is quoted on the Nasdaq Global Market. One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.
     Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS
     The validity of the securities being offered hereby will be passed upon by Winstead Sechrest & Minick P.C., The Woodlands, Texas. Jeffrey R. Harder, a member of the law firm Winstead Sechrest & Minick P.C., and a director of Repros, beneficially owned as of August 31, 2006, an aggregate of 5,424 shares of the our Common Stock. Mr. Harder also holds options to purchase 45,000 shares of our Common Stock.
EXPERTS
     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. Our Securities and Exchange Commission filings are also available at the Securities and Exchange Commission’s website at http://www.sec.gov.
     The Securities and Exchange Commission allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Securities and Exchange Commission prior to the date of this prospectus, while information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.
     The following documents filed with the Securities and Exchange Commission are incorporated by reference in this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 13, 2006;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 filed with the Securities and Exchange Commission on May 1 and August 3, 2006, respectively;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2006;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2006;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2006;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2006;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2006;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2006;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2006; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on February 2, 1993, including all amendments and reports filed for the purpose of updating such information.
     Information furnished to the Securities and Exchange Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K, and any exhibit relating to such information, filed prior to, on or subsequent to the date of this prospectus is not incorporated by reference into this prospectus.
     We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Repros Therapeutics Inc., Attention: Secretary, 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380. Our telephone number is (281) 719-3400.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

Securities and Exchange Commission registration fee	$5,000
NASD registration fee	45,000
Accounting fees and expenses	200,000
Legal fees and expenses	150,000
Printing, transfer agent and miscellaneous expenses	100,000

Total:	$500,000

Item 15. Indemnification of Officers and Directors
     Section 145 of the Delaware General Corporation Law, or Delaware law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.
     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
     Our Restated Certificate of Incorporation and Restated Bylaws require us to indemnify our directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, we may change the standard of indemnification only to the extent that such amended statute or law permits us to provide broader indemnification rights to our directors. We must indemnify such officers and employees in the same manner and to the same extent that we are required to indemnify our directors under our Restated Certificate of Incorporation and Restated Bylaws. Our Restated Certificate of Incorporation limits the personal liability of a director to us or our stockholders to damages for breach of the director’s fiduciary duty.
     The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of Repros, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules
(a) Exhibits

Exhibit Number	Identification of Exhibit
1.1	Form of Underwriting Agreement.(1)

4.1	Restated Certificate of Incorporation. Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW), as amended (“Registration Statement”), is incorporated herein by reference.

4.2	Certificate of Amendment to Restated Certificate of Incorporation. Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 1, 2006 is incorporated herein by reference.

4.3	Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999. Exhibit A to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on September 3, 1999 (the “Rights Plan Registration Statement”), is incorporated herein by reference.

4.4	Restated Bylaws of the Company. Exhibit 3.4 to the Registration Statement is incorporated herein by reference.

4.5	Specimen Common Stock Certificate, $.001 par value, of the Company. Exhibit 4.1 to the Registration Statement is incorporated herein by reference.

4.6	Rights Agreement dated September 1, 1999 between the Company and Computershare Investor Services LLC (as successor in interest to Harris Trust & Savings Bank), as Rights Agent. Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

4.7	First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust & Savings Bank and Computershare Investor Services LLC. Exhibit 4.3 to Amendment No. 1 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on September 11, 2002 is incorporated herein by reference.

4.8	Second Amendment to Rights Agreement, dated as of October 30, 2002, between the Company and Computershare Investor Services LLC. Exhibit 4.4 to Amendment No. 2 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on October 31, 2002 is incorporated herein by reference.

4.9	Third Amendment to Rights Agreement, dated as of June 30, 2005, between the Company and Computershare Trust Company, Inc. (as successor in interest to Computershare Investor Services, LLC). Exhibit 4.4 to the Company’s Current Report on Form 8-K as filed with the Commission on June 30, 2005 is incorporated herein by reference.

4.10	Form of Rights Certificate. Exhibit B to Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

5.1*	Opinion of Winstead Sechrest & Minick P.C.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).

24.1	Power of Attorney. (Included in the signature page.)

*	Filed herewith.

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

Item 17. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
     (4) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (6) That: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Montgomery County, State of Texas, on September 5, 2006.

REPROS THERAPEUTICS INC.
By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Joseph S. Podolski and Louis Ploth, Jr., and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Repros to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Joseph S. Podolski Joseph S. Podolski	President, Chief Executive Officer and Director (Principal Executive Officer)	September 5, 2006

/s/ Louis Ploth, Jr. Louis Ploth, Jr.	Vice President, Business Development, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	September 5, 2006

/s/ Daniel F. Cain Daniel F. Cain	Chairman of the Board	September 5, 2006

/s/ Jean L. Fourcroy, M.D.,Ph.D., M.P.H. Jean L. Fourcroy, M.D., Ph.D., M.P.H.	Director	September 5, 2006

/s/ Jeffrey R. Harder Jeffrey R. Harder	Director	September 5, 2006

/s/ Nola Masterson Nola Masterson	Director	September 5, 2006

/s/ David Poorvin, Ph.D. David Poorvin, Ph.D.	Director	September 5, 2006

INDEX TO EXHIBITS

Exhibit Number	Identification of Exhibit
1.1	Form of Underwriting Agreement.(1)

4.1	Restated Certificate of Incorporation. Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW), as amended (“Registration Statement”), is incorporated herein by reference.

4.2	Certificate of Amendment to Restated Certificate of Incorporation. Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 1, 2006 is incorporated herein by reference.

4.3	Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999. Exhibit A to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on September 3, 1999 (the “Rights Plan Registration Statement”), is incorporated herein by reference.

4.4	Restated Bylaws of the Company. Exhibit 3.4 to the Registration Statement is incorporated herein by reference.

4.5	Specimen Common Stock Certificate, $.001 par value, of the Company. Exhibit 4.1 to the Registration Statement is incorporated herein by reference.

4.6	Rights Agreement dated September 1, 1999 between the Company and Computershare Investor Services LLC (as successor in interest to Harris Trust & Savings Bank), as Rights Agent. Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

4.7	First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust & Savings Bank and Computershare Investor Services LLC. Exhibit 4.3 to Amendment No. 1 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on September 11, 2002 is incorporated herein by reference.

4.8	Second Amendment to Rights Agreement, dated as of October 30, 2002, between the Company and Computershare Investor Services LLC. Exhibit 4.4 to Amendment No. 2 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on October 31, 2002 is incorporated herein by reference.

4.9	Third Amendment to Rights Agreement, dated as of June 30, 2005, between the Company and Computershare Trust Company, Inc. (as successor in interest to Computershare Investor Services, LLC). Exhibit 4.4 to the Company’s Current Report on Form 8-K as filed with the Commission on June 30, 2005 is incorporated herein by reference.

4.10	Form of Rights Certificate. Exhibit B to Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

5.1*	Opinion of Winstead Sechrest & Minick P.C.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).

24.1	Power of Attorney. (Included in the signature page.)

*	Filed herewith.

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.